                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 20th day of December 2000, between eRoomSystem Technologies, Inc., a Nevada corporation (the "Company"), and David S. Harkness, an individual (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive deem it to be in their respective best interests to enter into an agreement providing for the Company's employment of Executive pursuant to the terms herein stated.

         NOW, THEREFORE, in consideration of the mutual provisions herein contained, the parties agree as follows:

         1. DUTIES. The Company hereby employs the Executive as the Chief Executive Officer of the Company, with the powers and duties in that capacity to be those powers and duties customary to such positions in similar publicly held corporations, together with any other duties of a senior executive nature as may be reasonably requested by the Board of Directors (the "Board") from time to time, which may include duties for one or more subsidiaries or affiliates of the Company. In addition, Executive is hereby appointed as Vice Chairman of the Board of Directors for a term commencing on the date hereof and concluding on the date of the Company's annual shareholders meeting in 2002. The Executive, in his capacity as an employee and officer of the Company, shall be responsible to obey the reasonable and lawful directives of the Board.

         2. TERM OF EMPLOYMENT. The term of employment pursuant to this Agreement shall be one year (and eleven days) commencing on the date of this Agreement and ending on December 31, 2001 (the "Term of Employment"), subject to earlier termination in accordance with Section 7 below. The Term of Employment and this Agreement shall be automatically extended for successive one-year periods following the expiration of the Term of Employment, unless (i) terminated earlier in accordance with Section 7, or (ii) either the Company or the Executive notifies the other in writing, at least thirty days prior to such expiration, that the Term of Employment and this Agreement shall not be so extended.

         3. COMPENSATION. The Executive shall receive the following compensation for his services during the Term of Employment hereunder:

                  (a) ANNUAL BASE SALARY. The Executive's annual base salary shall be $150,000 per calendar year. Executive's base salary shall be reviewed annually by the Compensation Committee. Such annual base salary shall be payable on a pro rata basis, in twenty-six (26) equal installments, in accordance with the Company's normal payroll procedures.

                  (b) PERFORMANCE BONUS. The Executive shall be eligible to receive a performance bonus at the end of the Company's fiscal year. The amount of such performance bonus, if any, shall be determined by the Compensation Committee, in its sole and absolute discretion, based upon such factors as the Company's overall financial performance, anticipated working capital requirements, cash reserves, anticipated liabilities or threatened litigation, successful implementation of the Company's business plan, establishment of relationships with key hotel chains and customers, development of corporate projects and new products, and any other short- and long-term interests of the Company as it deems appropriate.

                  (c) STOCK OPTIONS. The Executive shall be eligible to participate in the Company's 2000 Stock Option Plan, as amended from time to time (the "Plan"). The Executive has been granted a stock option under the Plan to purchase 250,000 shares at an exercise price of $1.51 per share, subject to the terms and conditions of the option grant dated December 20, 2000 and attached hereto as Exhibit A, and the Plan; provided, however, Executive shall have an irrevocable right to exercise any and all options to purchase common stock of the Company issued to him, assuming such options are fully vested, through the final date on which such options are exercisable by Executive; provided, further, Executive is not required to be an employee of the Company within ninety (90) days of the exercise of such options.

                  (d) CAR ALLOWANCE. The Executive shall be entitled to a monthly car allowance of $500. The monthly car allowance shall cover Executive's car lease/purchase installments, mileage, gas, insurance, repair and maintenance expenses.

                  (e) OTHER BENEFITS. Executive shall be paid for ten (10) holidays annually as designated by the Company. Additionally, Flexible Time Off (FTO) will accrue at the rate of 4.31 hours upon the completion of each pay period in which you are employed as Chief Executive Officer.

                  (f) HEALTH AND DENTAL INSURANCE. The Company shall provide health and dental insurance for Executive and his dependents with an insurance carrier of Employer's choice.

                  (g) LIFE INSURANCE. The Company shall provide term life insurance coverage for Executive in the amount of three times Executive's annual salary, or $450,000. The period of such coverage will coincide with Executive's term of employment.

         4. EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for all expenses incurred by him in the performance of his duties hereunder as required by the Board, including, but not limited to, transportation expenses, accommodations, entertainment, and other expenses incurred in connection with the business of the Company, in accordance with the Company's expense reimbursement policies, but specifically excluding automobile related expenses as outlined in Section 3(d) above.

         5. INDEMNIFICATION. The Company shall indemnify the Executive in his capacity as an officer and a director and hold him harmless from any cost, expense or liability arising out of


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

or relating to any acts or decisions made by him on behalf of or in the course of performing services for the Company to the maximum extent provided by the Company's bylaws and applicable law.

         6. SCOPE OF EMPLOYMENT. The Executive agrees to devote in good faith his full time and best efforts (allowing for usual vacations and sick leave), during reasonable business hours, to the duties that he is required to render to the Company hereunder, and agrees to travel to the extent he deems necessary to perform such duties. Notwithstanding the foregoing, the Executive shall be permitted to engage in other charitable, community or business affairs that may, from time to time, require minor portions of his time, but which shall not interfere or be inconsistent with his duties hereunder.

         7. TERMINATION. This Agreement and the employment of the Executive hereunder shall or may be terminated for any of the following reasons:

                  (a) The Company may terminate this Agreement and the employment of the Executive hereunder without cause upon not less than thirty (30) days advance written notice; provided, however, in such event the Company shall pay to Executive severance equal to three (3) months of his then existing salary as well as continuation of Executive's health and dental benefits and car allowance for such period. Severance payments shall be made on a bi-weekly basis. The severance period shall commence upon the conclusion of the notice period, or the first day following Executive's final day of employment.

                  (b) By the Company at any time immediately for cause by providing written notice to Executive. For purposes of this Agreement, "cause" shall include, without limitation, (i) a breach of any provision of this Agreement or a violation of any other duty or obligation to the Company; (ii) a failure to follow a written directive of the Board; (iii) fraud, misappropriation, dishonesty or embezzlement, or (iv) any willful or negligent misconduct, criminal conviction or similar conduct or activities.

                  (c) Immediately without notice upon the Executive's death or disability. For purposes of this Agreement, "disability" shall mean the inability of the Executive to perform his duties under this Agreement for a consecutive period of three (3) months or a non-consecutive period of six (6) months within any twelve-month period. In the event of the death or disability of the Executive, the Executive or the estate, beneficiary or legal representative of the Executive shall be entitled to any applicable death or disability benefits (other than key-man life insurance) which may be available under any benefit plans maintained by the Company solely for the benefit of the Executive at the time of the death or disability of the Executive.

Except as otherwise provided in subsection (a) above, upon the termination of this Agreement and the employment of Executive hereunder, the Company shall have no further obligation or liability whatsoever to Employee under this Agreement except with respect to any stock options granted under the Plan which have vested as of such date or salary earned by the Executive and not paid by the Company prior to the date of termination.

         8. ASSIGNMENT. By reason of the special and unique nature of the services hereunder, it is agreed that neither party hereto may assign any interest, rights or duties which it or he may have in this Agreement without the prior written consent of the other party, except that upon any merger, liquidation, or sale of all or substantially all of the assets of the Company to another corporation, this Agreement shall inure to the benefit of and be binding upon the Executive and the purchasing, surviving, or resulting company or corporation in the same manner and to the same extent as though such company or corporation were the Company.

         9. CONFIDENTIALITY.

         (a) Recognizing that the knowledge and information about, or relationships with, the business associates, partners, customers, clients, suppliers, personnel and agents of the Company and its affiliated companies and the business, financing and marketing methods, systems, plans, policies, techniques and know-how of the Company and of its affiliated companies (collectively, "Confidential Information") which the Executive has heretofore and shall hereafter receive, obtain or establish as an employee of the Company, or otherwise, is valuable and a unique asset of the Company, the Executive agrees that, during the Term of Employment and for a period of five
  (5) years thereafter, he shall hold all Confidential Information in the strictest confidence, and shall not (otherwise than pursuant to his duties hereunder), directly or indirectly, disclose without the express written consent of the Company, any Confidential Information pertaining to any person, firm, corporation or other entity, for any reason or purpose whatsoever. The Executive acknowledges and agrees that Confidential Information shall be deemed to include, without limitation, all knowledge, data or information stored on any electronic or other media. The Executive acknowledges and agrees that all memoranda, notes, records and other documents made or compiled by the Executive or made available to the Executive concerning any Confidential Information shall be the Company's exclusive property and shall be delivered by the Executive to the Company upon expiration or termination of this Agreement or at any other time upon the request of the Company.

         (b) The Executive hereby acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to Confidential Information. By reason of this, the Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to confidentiality, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company will be entitled to an injunction to be issued by any court of competent jurisdiction restraining the Executive from committing or continuing any such violation of this Agreement.

         (c) The provisions of this Section 9 shall survive the expiration or termination (for any reason) of this Agreement or any part thereof, without regard to the reason therefor.

         10. COVENANT NOT TO COMPETE; NONSOLICITATION.

         (a) The parties acknowledge that the Executive's performance of all terms of this Agreement is necessary to protect the Company's legitimate business interests. The Executive agrees, that, during the Term of Employment and for a period of three (3) years thereafter, he will not, on behalf of himself, or on behalf of any person, company, corporation, partnership or other entity or enterprise, directly or indirectly, as an employee, proprietor, owner, stockholder, partner, member, officer, director, manager, lender, advisor, consultant or otherwise engage in any business or activity competitive with the business activities of the Company or any subsidiary of the Company as it is now or hereafter undertaken by the Company or any subsidiary. The Executive further agrees that he will not, directly or indirectly, during the Term of Employment and for a period of two years thereafter, solicit the trade or patronage of any customers or prospective customers of the Company, any subsidiary of the Company or of anyone who has heretofore traded or dealt with the Company or any subsidiary of the Company with respect to any technologies, services, products, trade secrets or other matters in which the Company is active.

         (b) The Executive hereby acknowledges that the services to be rendered by him under this Agreement are of a special, unique and extraordinary character and, in connection with such services, he will have access to Confidential Information. By reason thereof, the Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to noncompetition or nonsolicitation, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining the Executive from committing or continuing any such violation of this Agreement.

         (c) The provisions of this Section 10 shall survive the expiration or termination of this Agreement or any part thereof, without regard to the reason therefor.

         11. ARBITRATION. Unless otherwise indicated, any dispute arising out of the terms and conditions of this Agreement or the Executive's employment with the Company shall be settled by binding arbitration to be held in Las Vegas, Nevada, in accordance with the rules for employment disputes of the American Arbitration Association then in effect. The prevailing party in such proceeding shall be entitled to recover the costs of arbitration from the other party, including, without limitation, reasonable attorneys' fee.

         12. GOVERNING LAW. This Agreement shall be subject to, and governed by, the laws of the State of Nevada without reference to any principles of conflict of law.

         13. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested),
(b) when delivered, if delivered personally or by facsimile, or (c) on the second following business day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

             IF TO THE COMPANY:            eRoomSystem Technologies, Inc.
                                           390 North 3050 East
                                           St. George, Utah 84790
                                           Attention: General Counsel


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

             IF TO THE EXECUTIVE:          11521 North 6090 West
                                           Highland, UT 84003

         14. SEVERABILITY. If any provision hereof is unenforceable, illegal or invalid for any reason whatsoever, such fact shall not affect the remaining provisions hereof. If any of the provisions hereof which impose restrictions on the Executive are, with respect to such restrictions, determined by a final judgment of any court of competent jurisdiction to be unenforceable or invalid because of the geographic scope or time duration of such restrictions, such provisions hall be deemed retroactively modified to provide for the maximum geographic scope and time duration which would make such provisions enforceable and valid. However, no such retroactive modification shall affect any of the Company's rights hereunder arising out of the breach of any such restrictive provisions, including, without limitation, the Company's rights to terminate this Agreement.

         15. WAIVER. No failure or delay on the part of the Company or the Executive in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         16. MODIFICATION. No amendment, modification, termination or waiver of any provision of this Agreement nor consent to any departure by the Executive or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of the Company or by the Executive, as the case may be. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         17. TAXES. The Compensation payable is stated in gross amounts and shall be subject to such withholding taxes and other taxes as may be required by law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his signature as of the day and year first above written.

EROOMSYSTEM TECHNOLOGIES, INC.,                    EXECUTIVE
  A NEVADA CORPORATION


BY: /S/ STEPHEN M. NELSON                          /S/ DAVID S. HARKNESS
    ---------------------------                    ---------------------------
    STEPHEN M. NELSON                              DAVID S. HARKNESS
    PRESIDENT

                                    EXHIBIT A

                                  OPTION GRANT

                         EROOMSYSTEM TECHNOLOGIES, INC.
                      2000 STOCK OPTION AND INCENTIVE PLAN
                                  OPTION GRANT


Optionee:        David S. Harkness          Date of Grant:     December 20, 2000

Grant No:        2000-12-264                Exercise Price:    $1.51

Type of Option:  Incentive Option(1)        Number of Shares:  250,000

Term of Option:  Commencing on the Date of Grant and expiring on the third anniversary date of this option grant(2)

         Subject to the terms, conditions and restrictions of the 2000 Stock Option and Incentive Plan (the "Plan") and this Option Grant, eRoomSystem Technologies, Inc. (the "Company") hereby grants an option (the "Option") to purchase the above-referenced number of shares of common stock, $.001 par value ("Common Stock"), of the Company exercisable at the exercise price stated above. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

         The Option granted hereunder shall be exercisable only to the extent it has vested. Each installment of the Option shall vest on the vesting date(s) set forth below so long as Optionee continues to have an uninterrupted Relationship with the Company or a Subsidiary up to, and including, each such respective scheduled vesting date. Optionee will only have the right to exercise any vested portion(s) of the Option. If Optionee ceases to have a Relationship with the Company or a Subsidiary up to, and including, the date upon which all or any installment of the option vest(s), the Optionee shall have no right, nor be entitled, to exercise the unvested portion of the Option. The vesting schedule for the Option under this Option Grant is as follows:

              December 20, 2000    --    100% of the Option vests

         The Option shall not be assigned, pledged, sold, encumbered, transferred or otherwise disposed of by Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and during the lifetime of Optionee the Option shall be exercisable only by such Optionee. Any attempted assignment, pledge, sale, encumbrance, transfer or other disposition of the Option, other than in accordance with the terms set forth herein, shall be null and void, and of no effect.

----------------

(1) In order to qualify as an Incentive Option, numerous conditions must be met, including the approval of the Plan by the stockholders of the Company within twelve months after the date of adoption of the Plan by the Board. Neither the Committee, the Board nor the Company shall have any liability if the Option does not qualify as an Incentive Option. Any portion of the Option that does not qualify as an Incentive Option shall be deemed to be a Nonstatutory Option.

(2) The Option shall terminate in accordance with the Plan.

         In addition to the foregoing, the shares of Common Stock issuable upon exercise of the Option shall not be assigned, pledged, sold, encumbered or otherwise transferred by Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, for a period of one year after the close of an underwritten initial public offering for shares of the Company's Common Stock, or for an additional period if required by the Nasdaq National Market or similar agency. Any attempted assignment, pledge, sale, encumbrance, transfer or other disposition of the shares of Common Stock issuable upon exercise of the Option, other than in accordance with the terms set forth herein, shall be null and void, and of no effect.

NOTE: A COPY OF THE PLAN IS ATTACHED. THE PLAN DETAILS THE TERMS, CONDITIONS AND RESTRICTIONS OF THE OPTION AND THE UNDERLYING SHARES OF COMMON STOCK, AND SHOULD BE CAREFULLY READ IN ITS ENTIRETY. IN ADDITION, THIS OPTION GRANT MAY CONTAIN ADDITIONAL TERMS, CONDITIONS AND RESTRICTIONS OF THE OPTION AND THE UNDERLYING SHARES OF COMMON STOCK. IF THERE IS ANY QUESTION, AMBIGUITY OR CONTRADICTION IN THIS OPTION GRANT, THE LANGUAGE OF THE PLAN SHALL GOVERN.

         IN WITNESS WHEREOF, the undersigned executes this Option Grant as of the Date of Grant first set forth above:


                                                EROOMSYSTEM TECHNOLOGIES, INC.,
                                                A NEVADA CORPORATION

                                                By:
                                                    ----------------------------
                                                    STEPHEN M. NELSON
                                                    PRESIDENT


ACCEPTED AND AGREE TO AS OF THE DATE OF GRANT:

Signature:                                 Social Security Number:  ###-##-####
           ------------------------------                           -----------

Residence Address: 11521 North 6090 West                Highland, UT 84003
                   ------------------------------------------------------------
                     (street address)                 (city, state, zip code)